MediaOne Group, Inc.
Earnings Per Share Highlights
(UNAUDITED)
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

                                    Three Mos Ended          Nine Mos Ended
                                      Sept 30,                 Sept 30,
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

                                   1999         1998       1999          1998
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Earnings Per Share -
   As Reported

   Average Shares
      Outstanding (millions)
         Basic                     606.7       608.8       605.4         608.7
         Diluted                   654.5       608.8       605.4         653.8

   Basic Earnings (Loss)
      per Common Share
         Earnings (loss) from
         Continuing Operations    $ 0.18      $(0.32)     $(0.34)       $ 2.75
         Total earnings (loss)    $ 0.18      $(0.32)     $(0.32)       $42.65

   Diluted Earnings (Loss)
      per Common Share
         Earnings (loss) from
         Continuing Operations    $ 0.18      $(0.32)     $(0.34)       $ 2.62
         Total earnings (loss)    $ 0.18      $(0.32)     $(0.32)       $39.77
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Common Shares (millions)
   Actual Shares Outstanding       606.9       606.8       606.9         606.8
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Normalized Earnings Per Share
   Basic EPS - Continuing Ops     $ 0.18      $(0.32)     $(0.34)       $ 2.75
      Adjustment for One Time
      Unusual Transactions
         Domestic Wireless
           Operations and Gain
             on Sale                   -           -           -         (3.75)
         Loss on Redemption of
           Pref Securities          0.04           -        0.04          0.09
         Gain on Sale of
           Investments             (0.59)          -       (0.81)        (0.04)
         Primestar Loss                -           -        0.07             -
         Vodafone Gain                 -           -       (2.52)            -
         Merger Costs               0.01           -        2.51             -
         Other Gains (Losses)          -           -        0.02          0.01
                                 --------   --------    --------       -------
   Normalized Basic EPS -
      Continuing Operations       $(0.36)     $(0.32)     $(1.03)       $(0.94)
                                 ========   ========    ========       =======
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